SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 11, 2010 (October 13, 2010)

COMFORCE Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6081 (Commission File Number)	36-2262248 (IRS Employer Identification No.)

999 Stewart Avenue, Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (516) 437-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2010, John C. Fanning’s employment as the Chief Executive Officer of COMFORCE Corporation (the “Company”) was terminated due to the condition of his health, which the Board determined to be a “disability” under the terms of his employment agreement with the Company.  On that date, the Board appointed Harry V. Maccarrone to serve as the Company’s Chief Executive Officer and appointed Robert F. Ende to serve as the Company’s Chief Financial Officer, a position formerly held by Mr. Maccarrone.  Mr. Fanning concurred with these actions.

Harry V. Maccarrone, age 63, was appointed Chief Executive Officer of the Company on October 11, 2010, having previously served as the Company’s Executive Vice President (commencing in 1998) and Chief Financial Officer (commencing in 2000).  Mr. Maccarrone has also served as Secretary and as a director of the Company since 1998, and he will continue to hold these positions, and he will also continue to act as the Company’s principal accounting officer. Mr. Maccarrone, who joined Uniforce Services, Inc. (“Uniforce”) in 1988 as Assistant Vice President--Finance, served as Vice President--Finance of Uniforce from 1989 to 1997. From 1989 until 1997 he also served as Uniforce’s Treasurer and Chief Financial Officer and as a member of its Board of Directors.  Mr. Maccarrone is a Certified Public Accountant, with a Bachelor’s Degree in Business Administration and a Master’s Degree in Business Administration from Hofstra University.  He is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants, and the American Payroll Association.  Mr. Maccarrone was a part-time adjunct professor at Molloy College for more than 10 years where he taught courses in accounting and finance.  Mr. Maccarrone’s public accounting experience includes seven years with Peat Marwick Mitchell & Co. (now KPMG LLP).  The Company has an existing employment agreement with Mr. Maccarrone providing for, among other things, severance benefits and change of control payments, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 26, 2010. No amendments were made to this employment agreement by reason of or in connection with Mr. Maccarrone’s appointment as the Company’s Chief Executive Officer, but it is anticipated that the Company’s arrangements with Mr. Maccarrone will be examined by the Compensation Committee or the Board before the beginning of fiscal 2011.

Robert F. Ende, age 52, was appointed Chief Financial Officer of the Company on October 11, 2010, and in this capacity he will act as the Company’s principal financial officer. Mr. Ende has served as the Company’s Senior Vice President, Finance since 2002, and he will continue to hold this position.  Previously, he served as the Company’s Vice President, Finance, from 2000 to April 2002, as its Vice President of Financial Services, from 1999 to 2000, and as its Vice President and Controller from the time of Uniforce’s merger with the Company in 1997 until 1999.  Mr. Ende previously served as the Controller of Uniforce from 1994 to 1997.  Prior to joining Uniforce, he held various financial executive positions in the service industry with both publicly traded and international companies from 1983 to 1994.  Mr. Ende was associated with Ernst & Young from 1980 to 1983.  Mr. Ende is a Certified Public Accountant, and a member of each of the American Institute of Certified Public Accountants and the New York Society of Certified Public Accountants.  The Company has an existing agreement with Mr. Ende providing for, among other things, severance benefits (one year) and change of control payments ($125,000).  No amendments were made to this agreement by reason of or in connection with Mr. Ende’s appointment as Chief Financial Officer, but it is anticipated that the Company’s arrangements with Mr. Ende will be examined by the Compensation Committee or the Board before the beginning of fiscal 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORCE Corporation

/s/ Harry V. Maccarrone
Harry V. Maccarrone
Chief Executive Officer
Date: October 13, 2010